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                                                                  Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our report dated December 21, 1998 included in this form 8-K dated December 30, 1998 into the Registrant's previously filed Registration Statements on Forms S-3 (File No. 33-61115 and File No. 333-49817) and Forms S-8 (File No. 33-59771, File No. 33-59773, File No. 33-59767 and File No.
333-69877).


                                                  /s/ Arthur Andersen LLP

Philadelphia, Pennsylvania
December 30, 1998